Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$10,175,197
Unrealized Gain (Loss) on Market Value of Futures	(786,324)
Dividend Income	2,916
Interest Income	304
ETF Transaction Fees	6,000
Total Income (Loss)	$9,398,093

Expenses
Investment Advisory Fee	$70,573
Brokerage Commissions	10,010
NYMEX License Fee	2,833
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	761
Prepaid Insurance Expense	393
Other Expenses	33,945
Total Expenses	119,290
Expense Waiver	(16,302)
Net Expenses	$102,988
Net Gain (Loss)	$9,295,105

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$117,686,386
Additions (600,000 Units)	29,381,311
Net Gain (Loss)	9,295,105

Net Asset Value End of Period	$156,362,802
Net Asset Value Per Unit (3,100,000 Units)	$50.44

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502